October 18, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn. Document Control

          RE	   American Depositary Shares evidenced by Each  (1)
American Depositary Share representing One (1) deposited shares of
      MPX Energia S.A. (Form F6 File No. 333158574)

Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name for MPX Energia S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the
Form F6 Registration Statement, the Prospectus consists of the ADR certificate with revised name change for MPX
Energia S.A.

The Prospectus has been revised to reflect the new name,
and has been overstamped with
 Effective October 22, 2013 the Companys name changed
to Eneva S.A.
Please contact me with any questions or comments at 212
8157118
Cassandra Miranda
The Bank of New York Mellon  ADR Division
Encl.    CC Paul Dudek, Esq. (Office of International Corporate
Finance)




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